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                                 EXHIBIT 10.53

                       RENTAL INCOME GUARANTY AGREEMENT

                   BETWEEN WELLS OPERATING PARTNERSHIP, L.P.

                                      AND

                       FUND VIII AND FUND IX ASSOCIATES
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                       RENTAL INCOME GUARANTY AGREEMENT


  THIS RENTAL INCOME GUARANTY AGREEMENT is made and entered into as of the 18th day of February, 1999, by and between WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Wells OP"), and FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. (the "Fund VIII-IX Joint Venture").

                             W I T N E S S E T H :

  WHEREAS, the Fund VIII-IX Joint Venture is currently the landlord pursuant to the terms of that certain Office Lease dated April 29, 1996 (the "Existing Matsushita Lease"), with Matsushita Avionics Systems Corporation ("Matsushita") pursuant to which Matsushita is the tenant currently occupying that certain building owned by the Fund VIII-IX Joint Venture located at 15253 Bake Parkway, Irvine, California (the "Bake Parkway Building"); and

  WHEREAS, Wells OP desires to enter into a new lease with Matsushita for an approximately 150,000 square foot building to be located on certain property in Lots 8 and 9 of the Pacific CommerceCentre Park in Lake Forest, Orange County, California (the "New Matsushita Lease"); and

  WHEREAS, as a condition to entering into a New Matsushita Lease, Matsushita is requiring that the Fund VIII-IX Joint Venture release it from its obligations as tenant under the Existing Matsushita Lease and, in connection therewith, the Fund VIII-IX Joint Venture has been requested to enter into and execute a Lease and Guaranty Termination Agreement with Matsushita; and

  WHEREAS, as a condition for the Fund VIII-IX Joint Venture releasing Matsushita from its obligations as tenant under the Existing Matsushita Lease, the Fund VIII-IX Joint Venture is requiring Wells OP to guaranty that it will receive rental income at least equal to the rent and building expenses it would have received over the remaining term of the Existing Matsushita Lease, pursuant to the terms and provisions of this Rental Income Guaranty Agreement.

  NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the Fund VIII-IX Joint Venture executing and entering into that certain Lease and Guaranty Termination Agreement with Matsushita of even date herewith releasing Matsushita from its obligations as tenant under the Existing Matsushita Lease, the parties hereto, intending to be legally bound, hereby agree as follows:

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  1.  Rental Income Guaranty.  In consideration for the release by the Fund
      ----------------------
VIII-IX Joint Venture of Matsushita from its obligations as tenant under the Existing Matsushita Lease and the execution by the Fund VIII-IX-X Joint Venture of that certain Lease and Guaranty Termination Agreement of even date herewith, Wells OP hereby guaranties and agrees to pay to the Fund VIII-IX Joint Venture such amounts as may be necessary or required so that the Fund VIII-IX Joint Venture shall continue to receive "Monthly Cash Flow," as defined below, at least equal to the rent and building expenses that the Fund VIII-IX Joint Venture would have received over the remaining term of the Existing Matsushita Lease, calculated on a cumulative basis over the remaining term of the Existing Matsushita Lease. As used herein, the term "Monthly Cash Flow" shall mean either
(i) the aggregate of all rents received on leases for leasing some or all of the Bake Parkway Building, or (ii) in the case a joint venture with Wells OP is formed in the future, as contemplated by paragraph 3 below, the amount of cash flow distributions received by the Fund VIII-IX Joint Venture from said new joint venture. It is the intent of the foregoing rental income guaranty that the release by the Fund VIII-IX Joint Venture of Matsushita's current lease obligations under the Existing Matsushita Lease will not result in a direct economic detriment to the Fund VIII-IX Joint Venture.

  2.  Agreement to Fund Deficit.  In the event that the amount of "Monthly Cash
      -------------------------
Flow," as defined in paragraph 1 above, is not at least equal to the rent and building expenses that the Fund VIII-IX Joint Venture would have received over the remaining term of the Existing Matsushita Lease, calculated on a cumulative basis over the remaining term of the Existing Matsushita Lease, Wells OP shall pay the Fund VIII-IX Joint Venture such amounts as may be required to make up such deficit.

  3.  Potential Joint Venture.  In the event that the Fund VIII-IX Joint Venture
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obtains one or more new tenants for the Bake Parkway Building and, in connection therewith, additional capital is required for tenant improvements, brokerage fees or other purposes, the Fund VIII-IX Joint Venture and Wells OP may agree, in the sole discretion of both parties and, in the case of Wells OP, only after approval of a majority of the Independent Directors of Wells Real Estate Investment Trust, Inc., the general partner of Wells OP, to form a joint venture to accomplish the funding of such amounts. In such event, it is anticipated that distributions payable out of said joint venture would be made in accordance with the relative capital contributions of the parties, provided that the guaranty of Wells OP that the Funds VIII-IX Joint Venture would continue to receive "Monthly Cash Flow" at least equal to the rent and building expenses that the Fund VIII-IX Joint Venture would have received over the remaining term of the Existing Matsushita Lease, calculated on a cumulative basis, would continue and, as set forth above, would instead be applicable to the amount of cash flow distributions received by the Fund VIII-IX Joint Venture from said newly formed joint venture.

  4.  Term.  The term of this Agreement and Wells OP's obligations hereunder
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shall terminate upon the earlier of: (i) the expiration of the remaining term of the Existing Matsushita Lease, which expires in September 2003; or (ii) the written consent of both parties hereto to terminate this Agreement.

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  5.  Amendment.  This Agreement may not be amended or terminated orally, and no
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amendment, termination or attempted waiver shall be valid unless in writing and signed by the party sought to be bound.

  6.  Notice.  Any and all notices, offers, demands or elections required or
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permitted to be made under this Agreement ("notices") shall be in writing, signed by the party giving such notice and delivered personally or sent by registered or certified mail (with proper postage affixed) to the other party at the principal place of business of the party to whom a notice is being given or at such office address as the other party may hereafter designate in writing. The earlier of the date of personal delivery or the date three days after the mailing as set forth herein, as the case may be, shall be the date of such notice.

  7.  Captions.  Titles or captions of sections contained in this Agreement are
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inserted only as a matter of convenience and for reference and in no way define, limit, extend or proscribe the scope of this Agreement or the intent of any provision.

  8.  Counterparts.  This Agreement may be executed in one or more counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

  9.  Further Acts.  Each party agrees to perform any further acts and to
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execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

  10. No Third Party Beneficiary.  The terms of this Agreement are intended to
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benefit only the parties hereto, and no third party shall have any right to enforce any of the terms or provisions hereof.

  11. Severability.  If any part of this Agreement shall be held void, voidable
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or otherwise unenforceable by any court of law or equity, nothing contained in this Agreement shall limit the enforceability of any other part.

  12. Successors and Assigns.  This Agreement shall be binding upon and shall
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inure to the benefit of the parties hereto and their respective successors and assigns. No party shall have the right to assign this Agreement, or any interest under this Agreement, without the prior written consent of the other party.

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  IN WITNESS WHEREOF, the parties hereto have entered into and executed this
Rental Income Guaranty Agreement as of the date first above written.


                              WELLS OPERATING PARTNERSHIP, L.P.
                              A Delaware Limited Partnership

                              By: Wells Real Estate Investment Trust, Inc. A Maryland Corporation
                                   (As General Partner)


                              By: /s/ Leo F. Wells, III
                                  ------------------------------------
                                   Leo F. Wells, III
                                   President


                              FUND VIII AND FUND IX ASSOCIATES

                              By:  Wells Real Estate Fund VIII, L.P.
                                   A Georgia Limited Partnership

                                   By:  Wells Partners, L.P.
                                        A Georgia Limited Partnership
                                        (As General Partner)

                                        By:  Wells Capital, Inc.
                                             A Georgia Corporation
                                             (As General Partner)


                                             By: /s/ Brian M. Conlon
                                                ----------------------------
                                             Title: Executive Vice President


                                   By: /s/ Leo F. Wells, III
                                       -------------------------------------
                                        Leo F. Wells, III
                                        (As General Partner)

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                                 By:  Wells Real Estate Fund IX, L.P.
                                      A Georgia Limited Partnership

                                      By:  Wells Partners, L.P.
                                           A Georgia Limited Partnership
                                           (As General Partner)

                                           By:  Wells Capital, Inc.
                                                A Georgia Corporation
                                                (As General Partner)


                                                By: /s/ Brian M. Conlon
                                                   ----------------------------
                                                Title: Executive Vice President
                                                       ------------------------

                                      By: /s/ Leo F. Wells, III
                                         --------------------------
                                             Leo F. Wells, III
                                             (As General Partner)

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